Exhibit 10.1

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amended and Restated Investors’ Rights Agreement (this “Agreement”) is made and entered into as of February 23, 2011 by and among Aerie Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and the persons and entities listed on Exhibit A attached hereto (the “Investors”).

R E C I T A L S

WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of the Company’s Series A-1 Preferred Stock, par value $0.001 per share (the “Series A-1 Stock”), Series A-2 Preferred Stock, par value $0.001 per share (the “Series A-2 Stock”) and/or Series A-3 Preferred Stock, par value $0.001 per share (the “Series A-3 Stock”) and possess registration rights, information rights, rights of first offer and other rights pursuant to an Investors’ Rights Agreement dated as of September 28, 2005 by and among the Company and such Existing Investors (the “Prior Agreement”);

WHEREAS, any provision of the Prior Agreement may be amended, and the observance therof may be waived, with the written consent of the Company and the holders of a majority of the Registrable Securities Then Outstanding (as such term is defined in the Prior Agreement);

WHEREAS, the Existing Investors as holders of a majority of the Registrable Securities Then Outstanding (as such term is defined in the Prior Agreement) desire to terminate the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement; and

WHEREAS, the Investors are parties to the Series A-3, Series A-4 and Series B Preferred Stock Purchase Agreement of even date herewith by and among the Company and the Investors (the “Purchase Agreement”), which provides that as a condition to the closing of the sale of the Series A-3 Preferred Stock, par value $0.001 per share (the “Series A-3 Stock”), the Series A-4 Preferred Stock, par value $0.001 per share (the “Series A-4 Stock”) and the Series B Preferred Stock, par value $0.001 per share (the “Series B Stock” and collectively with the Series A-1 Stock, the Series A-2 Stock, the Series A-3 Stock and the Series A-4 Stock, the “Preferred Stock”), this Agreement must be executed and delivered by such Investors and the Company.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Existing Investors hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties hereto further agree as follows:

1. INFORMATION RIGHTS.

1.1 Financial Information. The Company covenants and agrees that, commencing on the date of this Agreement, the Company will:

(a) Annual Reports. Furnish to each Investor, for so long as such Investor holds at least 910,000 shares (as adjusted per Section 6.10) of any combination of Common Stock issuable or issued upon conversion of the Preferred Stock (such Investor, a “Major Investor”), as soon as practicable and in any event within 120 days after the end of each fiscal year of the Company, a consolidated balance sheet as of the end of such fiscal year, a consolidated statement of income and a consolidated statement of cash flows of the Company and its subsidiaries for such year, setting forth in each case in comparative form the figures from the Company’s previous fiscal year all prepared in accordance with generally accepted accounting principles and practices and accompanied by a report from the company’s outside accountants;

(b) Quarterly Reports. Furnish to each Major Investor, as soon as practicable, and in any case within 35 days of the end of each of the first three (3) quarters of the fiscal year of the Company, unaudited financial statements, including an unaudited balance sheet, an unaudited statement of income and an unaudited statement of cash flows, together with an instrument executed by the Chief Financial Officer or Chief Executive Officer of the Company certifying that such financial statements fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end adjustment;

(c) Annual Operating Plan. Furnish to each Major Investor, at least 30 days prior to the beginning of each fiscal year, a copy of the Company’s annual operating plan and the budget for such fiscal year as approved by the Board of Directors of the Company (the “Board”), including the Company’s revenues, expenses and cash position on a monthly basis for the upcoming fiscal year; and

(d) Capitalization Table. Furnish to each Major Investor, promptly following, and in any event within 35 days after, the end of each quarter of the fiscal year of the Company, a detailed capitalization table (including stock options outstanding and granted during such quarter), together with an instrument executed by the Chief Financial Officer or Chief Executive Officer of the Company certifying that such capitalization table fairly presents the current capitalization of the Company.

1.2 Inspection Rights. The Company will permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Major Investor; provided, however, that the Company shall not be obligated to provide access to any information which, in good faith after consultation with legal counsel, it reasonably considers to be a trade secret or similar confidential information or, in good faith after consultation with legal counsel, it reasonably believes would adversely affect the attorney-client privilege between the Company and its counsel.

1.3 Confidentiality. Each Investor will hold all information received pursuant to Sections 1.1 or 1.2 in confidence, and not to use or disclose any of such information to any third party, except that such Investor may disclose information received pursuant to Section 1.1 and 1.2 to its partners, limited partners (and advisors and representatives of such limited partners), employees and advisors to the extent such Investor deems such disclosure to be reasonably necessary to monitor and manage its investment in the Company and to comply with its existing obligations to provide information to its limited partners (and their representatives and advisors).

1.4 Termination of Certain Rights. The Company’s obligations under Sections 1.1 and 1.2 above will terminate upon the earlier to occur of (i) the consummation of the sale of Common Stock pursuant to a registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the firm commitment underwritten offering of its securities to the general public, (ii) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), or (iii) the consummation of a Liquidation Event, as that term is defined in the Company’s Restated Certificate of Incorporation, as amended and/or restated from time to time (the “Certificate of Incorporation”).

2. REGISTRATION RIGHTS.

2.1 Definitions. For purposes of this Section 2:

(a) Registration. The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

(b) Registrable Securities. The term “Registrable Securities” means:

(1) all the shares of Common Stock issuable or issued upon the conversion of any shares of Preferred Stock;

(2) any shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, all such shares of Common Stock described in clause (1) of this subsection (b);

excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement or any Registrable Securities sold to the public or sold pursuant to Rule 144 promulgated under the Securities Act.

(c) Registrable Securities Then Outstanding. The number of shares of “Registrable Securities Then Outstanding” shall mean the number of shares of Common Stock which are Registrable Securities and (1) are then issued and outstanding, or (2) are then issuable pursuant to the exercise or conversion of then outstanding and then exercisable options, warrants or convertible securities.

(d) Holder. For purposes of this Section 2 and Sections 3 and 4 hereof, the term “Holder” means any person owning of record Registrable Securities or any assignee of record of such Registrable Securities to whom rights under this Section 2 have been duly assigned in accordance with this Agreement; provided, however, that for purposes of this Agreement, a record holder of shares of Preferred Stock will be deemed to be the Holder of the Registrable Securities issuable upon conversion thereof; and provided, further, that the Company will in no event be obligated to register shares of Preferred Stock and that Holders of Registrable Securities will not be required to convert their shares of Preferred Stock into Common Stock in order to exercise the registration rights granted hereunder as to such Registrable Securities, until immediately before the closing of the offering to which the registration relates.

(e) Form S-3. The term “Form S-3” means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f) SEC. The term “SEC” or “Commission” means the U.S. Securities and Exchange Commission.

(g) Initial Offering. The term “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock under the Securities Act.

2.2 Demand Registration.

(a) Request by Holders. If the Company shall receive, at any time after one hundred and eighty (180) days after the effective date of the Initial Offering, a written request from the Holders of a majority of the Registrable Securities Then Outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 2.2, then the Company will, within ten (10) business days of the receipt of such written request, give written notice of such request (“Request Notice”) to all Holders, and effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities which Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after the Request Notice is deemed delivered pursuant to Section 6.1, subject only to the limitations of this Section 2.2; provided, however, that the Company will not have any obligation to effect the filing of a registration statement under this Section 2.2(a) under either of the following two circumstances: (i) if the Registrable Securities requested by all Holders to be registered pursuant to a request hereunder have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of less than Ten Million Dollars ($10,000,000); and (ii) during any period beginning with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred and eighty (180) days following the effective date of any Company-initiated registration under the Securities Act in which Holders will have rights under Section 2.3 unless such registration is for the Initial Offering (other than a registration relating solely to any employee benefit plan or a corporate reorganization); provided that the Company’s right under this clause (ii) not to file a registration statement will be contingent upon the Company providing notice to the Initiating Holders (as defined below) within thirty (30) days of their request under this Section 2.2 of the Company’s intent to file such a Company-initiated registration statement within ninety (90) days and the Company thereafter actively employing in good faith, reasonable efforts to cause such Company-initiated registration statement to become effective.

(b) Underwriting. If the Holders initiating the registration request under this Section 2.2 (“Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they will so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company will include such information in the Request Notice referred to in subsection 2.2(a). In such event, the right of any Holder to include his Registrable Securities in such registration will be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting will enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters will be reasonably acceptable to a majority in interest of the Initiating Holders). Notwithstanding any other provision of this Section 2.2, if the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company will so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting will be reduced as required by the underwriter(s) and allocated among each of the Holders requesting inclusion of their Registrable Securities in the underwriting on a pro rata basis according to the number of Registrable Securities Then Outstanding held by each such Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration will not be reduced unless all other securities of the Company (including all securities proposed to be issued by the Company and included therein and any other already-outstanding securities that are not Registrable Securities) are first entirely excluded from the underwriting and registration and provided further, that the right of the underwriters to exclude shares (including Registrable Securities) from the registration and underwriting as described above will be restricted so that the number of Registrable Securities included in any such registration is not reduced below thirty percent (30%) of the shares included in the registration, except for a registration relating to the Company’s initial public offering from which all Registrable Securities may be excluded. Any Registrable Securities excluded and withdrawn from such underwriting will be withdrawn from the registration.

(c) Maximum Number of Demand Registrations. The Company is obligated to effect only two (2) such registrations pursuant to this Section 2.2 provided that such registrations have been declared or ordered effective.

(d) Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 2.2, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore necessary to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided, further, that the Company shall not register any securities for the account of itself or any other stockholder during such ninety (90) day period (other than a registration relating solely to the sale of securities of participants in a Company stock option, stock purchase or other stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Securities Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).

(e) Expenses. All expenses incurred in connection with a registration pursuant to this Section 2.2, including without limitation all registration and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders (but excluding underwriters’ discounts and commissions), shall be borne by the Company. Each Holder participating in a registration pursuant to this Section 2.2 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts and commissions.

2.3 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 2.2 or Section 2.4 of this Agreement or to any employee benefit plan or a corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder will, within twenty (20) days after the above-described notice from the Company is deemed delivered pursuant to Section 6.1, so notify the Company in writing, and in such notice will inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder will nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section prior to the effectiveness of such registration whether or not any Holder has elected to include any Registrable Securities in such registration.

(a) Underwriting. If a registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, then the Company will so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 2.3 will be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting will enter into an underwriting agreement with the managing underwriter or underwriter(s) selected for such underwriting in the form agreed upon between the Company and such managing underwriter(s). Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting will be allocated, first, to the Company, second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement, on a pro rata basis according to the number of Registrable Securities Then Outstanding held by each such Holder, and third, to all other stockholders of the Company requesting inclusion of securities of the Company in such registration; provided however, that the right of the underwriters to exclude shares (including Registrable Securities) from the registration and underwriting as described above will be restricted so that the number of Registrable Securities included in any such registration is not reduced below thirty percent (30%) of the Registrable Securities requested to be included in the registration, except for a registration relating to the Company’s initial public offering from which all Registrable Securities may be excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting will be excluded and withdrawn from the registration. For any Holder which is a venture capital fund, partnership or corporation, the affiliated venture capital funds, partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons will be deemed to be a single “Holder”, and any pro rata reduction with respect to such “Holder” will be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder”, as defined in this sentence.

(b) Expenses. All expenses incurred in connection with a registration pursuant to this Section 2.3 (excluding underwriters’ and brokers’ discounts and commissions), including, without limitation all federal and “blue sky” registration and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursements of one counsel for the selling Holders, will be borne by the Company.

2.4 Form S-3 Registration. In case the Company shall receive from a Major Investor a written request that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

(a) Notice. Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b) Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after such written notice from the Company is deemed delivered pursuant to Section 6.1; provided, however, that the Company will not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

(1) if Form S-3 is not available for such offering by the Holders;

(2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than Five Hundred Thousand Dollars ($500,000);

(3) if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company will have the right to defer the filing of the Form S-3 registration statement no more than once during any twelve month period for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.4; provided, however, that the Company will not register any securities for the account of itself or any other stockholder during such ninety (90) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Securities Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered);

(4) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.4; or

(5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c) Expenses. Subject to the foregoing, the Company will file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered pursuant to this Section 2.4 as soon as practicable after receipt of the request or requests of the Holders for such registration. The Company will pay all expenses incurred in connection with each registration requested pursuant to this Section 2.4, (excluding underwriters’ or brokers’ discounts and commissions), including without limitation all filing, registration and qualification, printers’ and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder or Holders, and counsel for the Company.

(d) Not Demand Registration. Form S-3 registrations will not be deemed to be demand registrations as described in Section 2.2 above.

2.5 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company will, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use diligent efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective until the earlier to occur of (i) one hundred twenty (120) days following the effective date and (ii) the last date on which all Registrable Securities with respect to which such registration statement was filed are sold.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d) Use its diligent efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting will also enter into and perform its obligations under such an agreement.

(f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

(h) Cause all such Registrable Securities registered pursuant to this Section 2 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed.

(i) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

2.6 Furnish Information. It will be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.2, 2.3 or 2.4 with respect to any selling Holder that such selling Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to timely effect the registration of its Registrable Securities.

2.7 Delay of Registration. No Holder will have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

(a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

(iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this subsection 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld), nor will the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent (and only to the extent) that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

(b) By Selling Holders. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent will not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by a Holder under this Section 2.8(b) in respect of any Violation will not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises, except in the case of fraud or willful misconduct by such Holder.

(c) Notice. Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party will have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party will have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, will relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any indemnified party if a copy of the Final Prospectus was furnished to such indemnified party and was not furnished by such indemnified party to the person asserting the loss, liability, claim or damage at or prior to the time such action on the part of the indemnified party is required by the Securities Act.

(e) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.8 provides for indemnification in such case; or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 2.8; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other, in connection with the statements or omissions or violations that resulted in such loss, liability, claim, damage or expense, as well as any other equitable considerations; provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of net proceeds received by such Holder (such amount to be combined with any amounts paid by such Holder pursuant to Section 2.8(b)), except in the case of fraud or willful misconduct by such Holder; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(f) Survival. The obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

2.9 “Market Stand-Off” Agreement. Each Holder hereby agrees that it will not, to the extent requested by the Company or an underwriter of securities of the Company, sell or otherwise transfer or dispose of any Registrable Securities or other shares of stock of the Company or securities convertible into or exercisable or exchangeable for stock of the Company then owned by such Holder (other than to donees or partners of the Holder who agree to be similarly bound) for up to one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act or such greater period as may be required to permit the underwriters to issue a research report in compliance with FINRA Rule 2711(f)(4); provided, however, that:

(a) the foregoing agreement will be applicable only to the first such registration statement of the Company which covers securities to be sold on its behalf to the public in an underwritten offering but not to Registrable Securities sold pursuant to such registration statement; and

(b) restrictions contained in this Section 2.9 will not apply unless (i) all officers and directors of the Company, all persons holding more than one percent (1%) of the Company’s outstanding voting securities and all persons with registration rights similar to those provided for in Section 2 above are each bound by similar “lockup” provisions as of the time of such registration and (ii) any discretionary waivers or terminations of the lockup provisions contained herein or contained in other agreements with the persons described in clause (i) are applied or offered to all persons subject to such lockup restrictions on a pro rata basis based on the number of securities of the Company held by each such person (on an as-converted to Common Stock basis, in the case of convertible securities) subject to such lockup provisions.

Each Holder further agrees to execute such additional agreements as may be reasonably requested by the underwriters in the Initial Offering that are consistent with this Section 2.9 or that are necessary to give further effect thereto.

In order to enforce the foregoing covenant, the Company will have the right to place restrictive legends on the certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to the Registrable Securities and such other shares of stock of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

2.10 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the Initial Offering so long as the Company is subject to the periodic reporting requirements under Sections 13 or 15(d) of the 1934 Act;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements); and

(c) So long as a Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public), and of the Securities Act and the 1934 Act (at any time after it has become subject to the reporting requirements of the 1934 Act), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration (at any time after the Company has become subject to the reporting requirements of the 1934 Act).

2.11 Termination of the Company’s Obligations. No Holder shall be entitled to exercise any right provided for in this Section 2 (i) after three (3) years following the Initial Offering, (ii) as to any Holder, such earlier time after the Initial Offering at which such Holder holds one percent (1%) or less of the Company’s outstanding Common Stock and all Registrable Securities held by such Holder (together with any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3) month period without registration in compliance with Rule 144 or (iii) after the consummation of a Liquidation Event (as defined in the Certificate of Incorporation).

2.12 No Future Grants of Registration Rights. Following the date hereof, the Company will not, without written consent of the Holders of at least sixty-five percent (65%) of the Registrable Securities Then Outstanding, voting together as a separate class, enter into any agreement to grant registration rights to any other party which would allow such person (a) to hold registration rights which rank pari passu or senior to those granted to the Holders hereunder, (b) to include securities of the Company in any registration unless, under the terms of such agreement, such person may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of Registrable Securities of the Holders that are included or (c) to demand registration of any securities held by such person.

3. RIGHT OF FIRST REFUSAL.

3.1 General. Each Major Investor and any party to whom such Major Investor’s rights under this Section 3 have been duly assigned in accordance with Section 4.1(c) (each such Investor or assignee being hereinafter referred to as a “Rights Holder”) has the right of first refusal to purchase such Rights Holder’s Pro Rata Share (as defined below), of all (or any part) of any “New Securities” (as defined in Section 3.2) that the Company may from time to time issue after the date of this Agreement; provided, however, that such right is contingent upon such Rights Holder demonstrating to the Company’s satisfaction that it is an “accredited investor” (as defined in Rule 501 of Regulation D promulgated under the Securities Act). A Rights Holder’s “Pro Rata Share” for purposes of this right of first refusal is the ratio of (a) the number of shares of Common Stock issuable and issued upon conversion of Preferred Stock held by such Rights Holder, to (b) the total number of shares of Common Stock of the Company into which all then outstanding shares of Preferred Stock are convertible.

3.2 New Securities. “New Securities” shall mean any shares of Common Stock of the Company or shares of any series of Preferred Stock of the Company, whether now authorized or not, and rights, options or warrants to purchase such Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Common Stock or Preferred Stock; provided, however, that the term “New Securities” does not include:

(A) shares of Common Stock issued or issuable upon conversion of shares of Preferred Stock;

(B) shares of Common Stock (or options, warrants or rights therefor) granted or issued hereafter to employees, officers, directors, contractors, consultants or advisers to, the Company or any subsidiary pursuant to incentive agreements, stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other arrangements that are approved by the Board;

(C) shares of the Company’s Common Stock or Preferred Stock (and/or options or warrants therefore) issued to parties that are (i) strategic partners investing primarily in connection with a commercial relationship with the Company or (ii) providing the Company with equipment leases, real property leases, loans, credit lines, guaranties of indebtedness, cash price reductions or similar transactions, under arrangements, in each case, approved by the Board including therein the vote of at least two of the Preferred Nominees (as defined in the Certificate of Incorporation);

(D) shares of the Company’s Common Stock or Preferred Stock issued pursuant to the conversion or exercise of convertible or exercisable securities outstanding as of the date of this Agreement;

(E) shares of Common Stock or Preferred Stock issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other entity; provided that such transaction or series of transactions has been approved by the Board;

(F) shares of Common Stock issued or issuable in an Initial Offering approved by the Board; and

(G) shares of Common Stock or other securities of the Company for which an adjustment is made pursuant to any of Sections 5.4, 5.5 or 5.6 of Article V of the Company’s Certificate of Incorporation, as amended from time to time after the date of this Agreement.

3.3 Procedures. In the event that the Company proposes to undertake an issuance of New Securities, it will give to each Rights Holder written notice of its intention to issue New Securities (the “Notice”), describing the type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities. Each Rights Holder will have fifteen (15) days from the date of deemed delivery under Section 6.1 of any such Notice to agree in writing to purchase up to such Rights Holder’s Pro Rata Share of such New Securities for the price and upon the general terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Rights Holder’s Pro Rata Share). If any Rights Holder fails to so agree in writing within such fifteen (15) day period to purchase such Rights Holder’s full Pro Rata Share of an offering of New Securities (a “Nonpurchasing Holder”), then such Nonpurchasing Holder will forfeit the right hereunder to purchase that part of his Pro Rata Share of such New Securities that he did not so agree to purchase and the Company will promptly give each Rights Holder who has timely agreed to purchase his full Pro Rata Share of such offering of New Securities (a “Purchasing Holder”) written notice of the failure of any Nonpurchasing Holder to purchase such Nonpurchasing Holder’s full Pro Rata Share of such offering of New Securities (the “Overallotment Notice”). Each Purchasing Holder will have a right of overallotment such that such Purchasing Holder may agree to purchase a portion of the Nonpurchasing Holders’ unpurchased Pro Rata Shares of such offering on a pro rata basis according to the relative Pro Rata Shares of the Purchasing Holders, at any time within five (5) days after deemed delivery under Section 6.1 of the Overallotment Notice.

3.4 Failure to Exercise. In the event that the Rights Holders fail to exercise in full the right of first refusal within such fifteen (15) plus five (5) day period, then the Company will have 90 days thereafter to sell the New Securities with respect to which the Rights Holders’ rights of first refusal hereunder were not exercised, at a price and upon general terms not materially more favorable to the purchasers thereof than specified in the Company’s Notice to the Rights Holders. In the event that the Company has not issued and sold the New Securities within such 90 day period, then the Company will not thereafter issue or sell any New Securities without again first offering such New Securities to the Rights Holders pursuant to this Section 3.

3.5 Termination. This right of first refusal will terminate immediately before the closing of a Qualified IPO (as defined below) or a Liquidation Event (as defined in the Certificate of Incorporation). As used herein a “Qualified IPO” means a firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act, covering the offer and sale of Common Stock for the account of the Company in which the aggregate public offering price (before deduction of underwriters’ discounts and commissions) equals or exceeds Fifty Million Dollars ($50,000,000) at a price per share of at least $3.30 (subject to adjustments for stock dividends, splits, combinations and similar events).

4. ASSIGNMENT AND AMENDMENT.

4.1 Assignment. Notwithstanding anything herein to the contrary:

(a) Information Rights. The rights of a Major Investor under Section 1.1 and 1.2 hereof may be assigned only to a party to the extent that such transferee acquires from the Major Investor (or the Major Investor’s permitted assigns) at least that number and type of shares capital stock of the Company, as are necessary to have the applicable rights of a Major Investor described in the relevant provisions of Sections 1.1, 1.2 and 3 hereof, respectively. A transferee which acquires such required number and type of shares of capital stock of the Company pursuant to an assignment made in accordance with the terms and conditions hereof will be deemed to be a “Major Investor” for purposes of Sections 1 and 3. Notwithstanding anything to the contrary herein, no party may be assigned any of the rights of an Investor or Major Investor, as applicable, under any provisions of Sections 1.1, 1.2 or 3 unless (i) the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned, (ii) such transfer of the securities of the Company is made in compliance with the terms and conditions relating to restrictions and conditions of transfer applicable to such securities, and (iii) such assignee executes and delivers to the Company a counterpart signature page to this Agreement in a form reasonably satisfactory to the Company agreeing to be bound by all of the terms and conditions of this Agreement (including without limitation the provisions of this Section 4) as an “Investor” hereunder. Notwithstanding anything to the contrary in this Agreement, no rights under Sections 1.1, 1.2 and 3 may be transferred or assigned to any party that the Board reasonably concludes is an operating company that is a competitor or potential competitor of the Company.

(b) Registration Rights. The registration rights of a Holder under Section 2 hereof may be assigned only to (i) a party who acquires at least 910,000 shares (as adjusted per Section 6.10) of Registrable Securities; provided, however, that if a Holder under Section 2 hereof holds less than 910,000 shares (as adjusted per Section 6.10) of Registrable Securities, then the registration rights under Section 2.3 may be transferred to a transferee who acquires all of such Holder’s Registrable Securities, or (ii) a transferee or assignee that is a subsidiary, parent, affiliated venture capital fund, partner, limited partner, retired partner or stockholder of a Holder; provided further, however, that no party may be assigned any of the foregoing rights unless (i) the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned, (ii) such transfer of the securities of the Company is made in compliance with the terms and conditions relating to restrictions and conditions of transfer applicable to such securities, and (iii) such assignee executes and delivers to the Company a counterpart signature page to this Agreement in a form reasonably satisfactory to the Company agreeing to be bound by all of the terms and conditions of this Agreement (including without limitation the provisions of this Section 4) as an “Investor” hereunder.

(c) Refusal Rights. The rights of a Rights Holder under Section 3 hereof may be assigned only to a party to the extent that such transferee acquires from the Rights Holder (or the Rights Holder’s permitted assigns) shares of Preferred Stock or shares of Common Stock issued upon conversion thereof; provided, however that no party may be assigned any of the foregoing rights unless (i) the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned, (ii) such transfer of the securities of the Company is made in compliance with the terms and conditions relating to restrictions and conditions of transfer applicable to such securities, and (iii) such assignee executes and delivers to the Company a counterpart signature page to this Agreement in a form reasonably satisfactory to the Company agreeing to be bound by all of the terms and conditions of this Agreement (including without limitation the provisions of this Section 4) as an “Investor” hereunder.

4.2 Amendment of Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Holders of at least sixty-five percent (65%) of the Registrable Securities Then Outstanding. Any amendment or waiver affected in accordance with this Section 4.2 will be binding upon each party to this Agreement and each permitted successor or assignee of such party.

5. CERTAIN COVENANTS OF THE COMPANY.

5.1 Invention Assignment Agreements. The Company will require all employees with access to confidential information to execute and deliver an Employee Inventions and Proprietary Rights Agreement and Confidentiality Agreement in substantially the form approved by the Board. The Company will use reasonable efforts to cause consultants who are engaged to provide engineering services to execute and deliver an agreement providing for the assignment to the Company of inventions created or developed in the course of providing such services.

5.2 Reimbursement of Expenses. The Company will reimburse all reasonable travel, food and lodging expenses incurred by Board members in connection with attending Board meetings and meetings of any Board committees.

5.3 D&O Insurance. The Company shall maintain directors’ and officers’ liability insurance providing coverage of no less than Two Million Dollars ($2,000,000) and having other terms and conditions that are reasonable and customary for similarly situated companies and in any event in an amount approved by the Board, including therein the vote of at least two of the Preferred Nominees (as defined in the Certificate of Incorporation). In the event that the Company merges with another entity and is not the surviving corporation, or transfers all or substantially all of its assets, the Company (i) will use best efforts to ensure that any transfer, sale or other disposition agreements provide that any successor of the Company assumes the Company’s obligations with respect to indemnification of directors and/or (ii) shall obtain a “tail” directors’ and officers’ insurance policy covering the Company’s directors for a period of at least five (5) years following the date of such transaction.

5.4 Employee Agreements. Unless approved by the Board, all future employees of the Company who shall receive options to purchase shares of Common Stock following the date hereof shall be required to execute option agreements providing for vesting of shares over a four (4) year period with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or services, and the remaining shares vesting in equal monthly installments over the following thirty six (36) months thereafter of continued employment or services.

5.5 Board Approval. So long as a majority of the shares of Series B Preferred Stock originally issued remains outstanding, the Company shall not, without Board approval:

(a) make any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;

(b) make any loan or advance to any person, including any employee or director, except advances and similar expenditures in the ordinary course of business or under the terms of a employee stock or option plan approved by the Board;

(c) guarantee any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;

(d) make any investment other than in accordance with the investment policy approved by the Board;

(e) incur any aggregate indebtedness in excess of $500,000 that is not included in a budget approved by the Board;

(f) enter into or be a party to any transaction with any affiliate of the Company or any director, officer or employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the 1934 Act) of any such person;

(g) employ, terminate or change the compensation of any executive officer, including granting any options or other equity-based compensation;

(h) change the principal business of the Company, enter new lines of business, or exit the current line of business;

(i) sell, transfer, license, pledge or encumber technology or intellectual property, other than licenses granted in the ordinary course of business;

(j) make any material investments, or enter into any joint ventures or acquisitions;

(k) approve any material revisions to the Company’s business plan or exceed by more than 15% the expenses contemplated in the budget approved by the Board for such year; or

(l) prepare or file for an Initial Offering.

6. GENERAL PROVISIONS.

6.1 Notices. Any notice, request or other communication required or permitted hereunder will be in writing and will be deemed to have been duly given (i) on the day of delivery if personally delivered; (ii) one (1) business day following deposit with a nationally recognized express courier service (fees prepaid) with instructions to deliver no later than the following business day for deliveries within the United States; (iii) three (3) business days following deposit with an internationally recognized express courier service (fees prepaid) with instructions to deliver no later than three (3) business days later for deliveries across international borders; or (iv) three (3) business days following deposit in the U.S. mail by registered or certified mail, return receipt requested, postage prepaid, as follows:

(a) if to an Investor, at such Investor’s respective address as set forth on Exhibit A hereto; and

(b) if to the Company, at 1140 Route 22 East, Suite 303, Bridgewater, NJ 08807, with copies to: Hutchison Law Group, 5410 Trinity Road, Suite 400, Raleigh, NC 27607, Attention: William N. Wofford, and Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 1200 Seaport Boulevard, Redwood City, CA 94063, Attention: Marcia A. Hatch.

Any party hereto (and such party’s permitted assigns) may by notice so given change its address for future notices hereunder. Notice will conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above.

6.2 Entire Agreement. This Agreement, together with all the Exhibits hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

6.3 Governing Law. This Agreement will be governed by and construed exclusively in accordance with the internal laws of the State of Delaware, excluding that body of law relating to conflict of laws and choice of law.

6.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) will be excluded from this Agreement and the balance of this Agreement will be interpreted as if such provision(s) were so excluded and will be enforceable in accordance with its terms.

6.5 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

6.6 Successors And Assigns. Subject to the provisions of Section 4.1, the provisions of this Agreement will inure to the benefit of, and will be binding upon, the successors and permitted assigns of the parties hereto.

6.7 Captions. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

6.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.9 Costs And Attorneys’ Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party’s costs and reasonable attorneys’ fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

6.10 Adjustments for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock or Preferred Stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

6.11 Aggregation of Stock. All shares of Preferred Stock and Common Stock issued upon conversion thereof held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement including, without limitation, determining who is a Major Investor hereunder.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

AERIE PHARMACEUTICALS, INC.

By:	/s/ Thomas J. van Haarlem, M.D.
Thomas J. van Haarlem, M.D, President and Chief Executive Officer

[SIGNATURE PAGE TO AERIE PHARMACEUTICALS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR:

TPG BIOTECHNOLOGY PARTNERS, L.P.
By: TPG Biotechnology Genpar, L.P.
By: TPG Biotech Advisors, LLC

/s/ Ronald Cami
Name: Ronald Cami
Title: Vice President

[SIGNATURE PAGE TO AERIE PHARMACEUTICALS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR:

ACP IV, L.P.
By:	ACMP IV, LLC.
Its: General Partner

By:	/s/ David H. Mack
Director

[SIGNATURE PAGE TO AERIE PHARMACEUTICALS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR:

SOFINNOVA VENTURE PARTNERS VII, L.P.
By:	Sofinnova Management VII, L.L.C.
Its:	General Partner

By:	/s/ Michael F. Powell
Name:	Michael F. Powell
Title:

Address:	2800 Sand Hill Road
Suite 150
Menlo Park, CA 94025
Tel:	650-681-8420
Fax:	650-322-2037

[SIGNATURE PAGE TO AERIE PHARMACEUTICALS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTORS:

/s/ Thomas J. van Haarlem, M.D.
Thomas J. van Haarlem, M.D.

Address:	14 Blue Cliff Drive
Lebanon, NJ 08833

/s/ Casey Kopczynski, Ph.D.
Casey Kopczynski, Ph.D.

Address:	106 Glenhaven Dr.
Chapel Hill, NC 27516

[SIGNATURE PAGE TO AERIE PHARMACEUTICALS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR:

CLARUS LIFESCIENCES II, L.P.
By:	Clarus Ventures II GP, LP
Its:	General Partner

By:	Clarus Ventures II, LLC
Its:	General Partner

By:	/s/ Dennis Henner, PhD
Name:	Dennis Henner, PhD
Title:	Managing Director

[SIGNATURE PAGE TO AERIE PHARMACEUTICALS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTOR:

OSAGE UNIVERSITY PARTNERS I, L.P.
By:	Osage University GP, LP
Its:	General Partner

By:	Osage Partners, LLC
Its:	General Partner

By:	/s/ Marc Singer
Name:	Marc Singer
Title:	Member

[SIGNATURE PAGE TO AERIE PHARMACEUTICALS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

EXHIBIT A

List of Investors

Name and Address

TPG Biotechnology Partners, L.P.

2882 Sand Hill Road, Suite 106

Menlo Park, CA 94025

Telephone: (650) 742-1659

Fax: (650) 743-1685

ACP IV, L.P.

One Embarcadero Center, Suite 4050

San Francisco, CA 94111

Telephone: (415) 362-4022

Fax: (415) 362-6178

Sofinnova Venture Partners VII, L.P.

2800 Sand Hill Road

Suite 150

Menlo Park, CA 94025

Telephone: (650) 681-8420

Fax: (650) 322-2037

Clarus Lifesciences II, L.P.

101 Main Street

Suite 1210

Cambridge, MA 02142

Osage University Partners I, L.P.

Thomas J. van Haarlem, M.D.

14 Blue Cliff Drive

Lebanon, New Jersey 08833

Casey Kopczynski, Ph.D.

106 Glenhaven Dr.

Chapel Hill, NC 27516